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                                                                    EXHIBIT 10.3


                                    AMENDMENT
                                       TO
                          AT&T WIRELESS SERVICES, INC.
                           DEFERRED COMPENSATION PLAN

      This Amendment is made to the AT&T Wireless Services, Inc. Deferred Compensation Plan, as most recently amended and restated effective January 1, 2002 (the "Plan"). All terms defined in the Plan shall have the same meanings when used herein. This Amendment shall be effective upon the later of June 1, 2004 or the date of approval of the Amendment by affected Participants in accordance with Section 12.1 of the Plan.

1. SECTION 4.2.11 IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

      TERMINATION AND CONTINUATION OF CASH COMPENSATION DEFERRAL AGREEMENTS. All of a Participant's Cash Compensation Deferral Agreements shall automatically terminate (on a prospective basis only) if the Participant suffers a Disability. All of a Participant's Cash Compensation Deferral Agreements in effect at the time of the Participant's Termination of Service shall continue with respect to Cash Compensation payable after the Participant's Termination of Service.

2. NEW SECTION 4.4.6 IS ADDED TO READ AS FOLLOWS:

      TERMINATION AND CONTINUATION OF STOCK OPTION GAIN DEFERRAL AGREEMENTS. All of a Participant's Stock Option Gain Deferral Agreements shall automatically terminate (on a prospective basis only) if the Participant suffers a Disability. All of a Participant's Stock Option Gain Deferral Agreements in effect at the time of the Participant's Termination of Service shall continue with respect to Stock Option Gains realized after the Participant's termination of Service.

3. NEW SECTION 4.5.3 IS ADDED TO READ AS FOLLOWS:

      TERMINATION AND CONTINUATION OF PERFORMANCE SHARE AWARD DEFERRAL AGREEMENTS. All of a Participant's Performance Share Award Deferral Agreements shall automatically terminate (on a prospective basis only) if the Participant suffers a Disability. All of a Participant's Performance Share Award Deferral Agreements in effect at the time of the Participant's Termination of Service shall continue with respect to Performance Share Awards that are credited or vest after the Participant's Termination of Service.

4. NEW SECTION 4.6.3 IS ADDED TO READ AS FOLLOWS:


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      TERMINATION AND CONTINUATION OF RESTRICTED STOCK DEFERRAL AGREEMENTS. All
      of a Participant's Restricted Stock Award Agreements shall automatically terminate (on a prospective basis only) if the Participant suffers a Disability. All of A Participant's restricted Stock Award Agreements in effect on the Participant's Termination of Service shall continue with respect to Restricted Stock Awards that are made or vest after the Participant's Termination of Service.

5. NEW SECTION 6.7.3 IS ADDED TO READ AS FOLLOWS:

      AFFECT OF TRANSACTION WITH CINGULAR WIRELESS. Stock Option Gain Deferral Agreements, Performance Share Award Deferral Agreements, or Restricted Stock Deferral Agreements in effect upon the consummation of the merger with Cingular Wireless shall apply to the cash and right to receive cash that result from the conversion of Participants' options and other equity awards, which are otherwise subject to deferral agreements, pursuant to
      Section 4.5 of the Agreement and Plan of Merger, dated February 17, 2004.

The Company has caused this Amendment to be executed on the date indicated below.


                                          AT&T WIRELESS SERVICES, INC.


Dated:                                    By:
      ----------------------                 ----------------------------------

                                          Its:
                                              ---------------------------------


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